UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.1)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement


                             DENTALSERV.COM
               ----------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    Eugene M. Kennedy, Esq. (954) 524-4155
             --------------------------------------------------
            (Name of Person(s) Filing the Information Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share; Series A Convertible
Preferred Stock, par value $0.01 per share.
_________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

5,584,000 shares of Common Stock outstanding; 10,000,000 shares of Preferred Stock initially authorized.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable
__________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

__________________________________________________________________________

5)  Total fee paid:

__________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
__________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:
__________________________________________________________________________

3)   Filing Party:
__________________________________________________________________________

4)   Date Filed:
__________________________________________________________________________

======================================================================

                           DENTALSERV.COM
                   20 West 55th Street, Fifth Floor
                       New York, New York 10019
                           (212) 849-8248

         NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

           Approximate Date of Mailing:[September 21, 2007]

To the Stockholders of Dentalserv.Com:

    The attached Information Statement is furnished by the Board of Directors (the "Board") of DentalServ.Com (the "Company") to inform shareholders of the approval by the Board and our stockholders of a private placement of units comprised of preferred stock and common stock purchase warrants and amendments to our Articles of Incorporation to: (i) initially authorize Ten Million (10,000,000) shares of Preferred Stock; (ii) reverse split our outstanding Common Stock on the basis of one (1) post-split share for each four (4) pre-split shares; and (iii)change the Company's name as aspects of a pending reverse merger with Medpro Safety Products, Inc., a closely held Delaware corporation. This Information Statement will be mailed to holders of record of Common Stock as of the close of business on or about September 21, 2007 (the "Record Date"). On that date, the Company had outstanding and entitled to vote 5,584,000 shares of its Common Stock.

Specifically, this Information Statement relates to the following:

1. Shareholders' approval of an amendment to the Company's Articles of Incorporation effectuating (a) a change in the Company's name to Medpro Safety Products, Inc., (b) a one (1) for four(4) reverse split of the Company's Common Stock and (c) a change in the Company's authorized capital stock from:
    100,000,000 shares of Common Stock, par value $0.001 per share, to: 90,000,000 shares of Common Stock, par value $0,001 per share, and 10,000,000 shares of Preferred Stock, $0.01 per share issuable in series with such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board may fix from time to time by resolution or resolutions.

2. Shareholders' approval of a private placement offering of up to 6,638,230 shares of the Company's authorized, previously unissued shares of Series A Convertible Preferred Stock for maximum gross proceeds of $13,000,000 in units comprised of approximately 28,888,230 Common Stock Purchase Warrants to purchase post-reverse split shares of the Company's Common Stock.

On August 14, 2007, shareholders owning in the aggregate
5,025,600 shares of Common Stock, or approximately 90% of the then issued and outstanding Common Stock, consented in writing to the matters described herein. As a result, these matters were approved by the majority required by law and no further votes will be needed.

        NO VOTE OR OTHER ACTION OF THE COMPANY'S SHAREHOLDERS
     IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

              WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                ARE REQUESTED NOT TO SEND US A PROXY.


                       INFORMATION STATEMENT

    Please read this notification carefully. It describes the essential terms of the actions taken by the shareholders and contains certain biographical and other information concerning the proposed new directors of the Company. Additional information about the business of the Company is contained in the Company's Quarterly Report on Form 10-QSB dated August 10, 2007, and its Current Report on Form 8-K/A dated August 14, 2007 (the "Reports"), which were filed with the United States Securities and Exchange Commission (the "Commission"). The Reports and their accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The
SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC's EDGAR archives at http://www.sec.gov/cgo-bin/srch-edgar.


       INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests, except that the Company's incoming officers and directors may be eligible to participate in a future Company Equity Incentive Program if such a program or plan is implemented after completion of the Reverse Merger. Other than the generalized current intention to reserve a substantial number of shares of authorized, unissued shares for possible use in connection with a future program or plan, there are now no specific equity incentive plans under consideration.



======================================================================

                          EXECUTIVE OFFICERS

The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board.

    Name                       Age        Positions
    ----                       ---        ---------

    Dr. Lawrence Chimerine     66         President, CEO

    Robert Scherne             50         Treasurer, CFO and Secretary




    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of August 31, 2007 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

    This table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 5,584,000 shares of pre-reverse split Common Stock outstanding, as of August 31, 2007.

Name and Address                          Number of Shares of    Percentage of
of Beneficial Owner(1)                    Common Stock Owned     Common Stock(2)
--------------------------------------------------------------------------------
                                                   (Post-Split)
Vision Opportunity Master Fund, Ltd.(3)  5,016,150  (1,254,038)      89.8 %
Robert Scherne (3)                          18,750      (4,688)       0.3 %
Lawrence Chimerine (3)                      12,500      (3,125)       0.2 %
All officers and directors as a group       31,250      (7,813)       0.6 %
[two persons(2)]
--------------------

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Exchange Act.

(2) Percentages are approximate based both upon, 5,584,000 issued and outstanding shares of common stock, pre-reverse split, and 1,396,000 issued and outstanding shares of common stock, post-split.

    APPROVAL OF AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO (A) CHANGE THE COMPANY'S NAME, (B) EFFECT A ONE FOR FOUR REVERSE
   SPLIT AND (C) EFFECT A CHANGE IN THE AUTHORIZED CAPITAL STOCK TO
                INITIALLY AUTHORIZE PREFERRED STOCK

Amendment to the Articles of Incorporation

    The Board and shareholders holding the necessary number of votes have approved an amendment (the "Articles of Amendment") of the Company's Articles of Incorporation to change
(a) Article First thereof to effect a change of the Company's name
(the "Name Change") to Medpro Safety Products, Inc. and (b) Article
Fourth thereof to (i) effect a one (1) for four (4) reverse split of the Company's Common Stock (the "Reverse Split") and (ii) effect a change in the total authorized capital stock of the Company (the "Capital Change") to 100,000,000 shares, of which 90,000,000 will remain classified as common stock, par value $.001 per share, and 10,000,000 shares will be classified as preferred stock, par value $.001 per share, issuable in series with such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board may fix from time to time by resolution or resolutions.

    As amended, Article I shall read in its entirety as follows:

    ARTICLE I  NAME

 The name of this corporation is: "MEDPRO SAFETY PRODUCTS, INC."

    As amended, ARTICLE VI shall read in its entirety as follows:

    ARTICLE VI   AUTHORIZED CAPITAL STOCK

    (a) The total number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.001 per share, (hereinafter called the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, (hereinafter called the "Preferred Stock")

    (b) As of 5:00 PM, Eastern Standard time, on the date on which this amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the "Effective Time"), each four (4) outstanding shares of common stock, par value $.001 per share ("Old Common Stock"), without further action on the part of the Corporation or any of the stockholders, shall automatically be changed into one (1) share of Common Stock (the "New Common Stock") (referred to herein as the "Reverse Split"). At the Effective Time, as a result of the Reverse Split, each holder of Old Common Stock shall automatically become the holder of one share of New Common Stock for every four shares of Old Common Stock held by such holder prior thereto. Further, at the Effective Time, each certificate formerly representing a stated number of shares of Old Common Stock shall, as a result of the Reverse Split, represent one share of New Common Stock for each four shares of Old Common Stock represented immediately prior to the Reverse Split.

    (c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

All stock when issued will be deemed fully paid and non-assessable. No cumulative voting, on any matter to which shareholders will be entitled to vote, will be allowed for any purpose

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors will, from time to time determine. Stockholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation."

    The Name Change, the Reverse Split and the Capital Change will be effected by filing an Articles of Amendment to the Articles of Incorporation with the Secretary of State of Nevada.
The Articles of Amendment, attached hereto as Exhibit A, will be filed with the Secretary of State of Delaware approximately twenty (20) days after the mailing of this Information Statement, and the Name

Change, the Reverse Split and the Capital Change will become effective immediately upon such filing (the "Effective Date").

Purpose and Effect of Name Change

    The purpose of changing the Company's corporate name is to reflect the Company's acquisition, on or about October 10, 2007, of all of the outstanding shares of capital stock of Medpro Safety Products, Inc. ("MedPro"). All of the outstanding shares of capital stock of MedPro will be acquired in a reverse merger of MedPro with and into the Company (the "Reverse Merger") pursuant to an agreement and plan of merger by and between the Company, MedPro and the holders of all of the outstanding capital stock of MedPro (the "Agreement and Plan of Merger"). As a result of the Reverse Merger, the business of MedPro will be conducted by the Company and the management and Board of MedPro will become the Company's management and Board of Directors. It is contemplated that following completion of the Reverse Merger, for the foreseeable future the business of MedPro will constitute the principal business of the Company under its new name, Medpro Safety Products, Inc.

    The voting and other rights that accompany the Company's
Common Stock will not be affected by the change in corporate name.

      SHAREHOLDERS MAY, BUT NEED NOT, EXCHANGE THEIR CERTIFICATES
              TO REFLECT THE CHANGE IN CORPORATE NAME.

Purpose and Effect of Reverse Split

General
--------

    The effect of the Reverse Split will cause each four (4) outstanding shares of common stock to automatically change into one
(1) share of common stock, effectively increasing the number of authorized shares of our common stock available for issuance.

     The Company's board of directors approved the Reverse Split for the following reasons:

    (a) it believes that this action may lead to a higher per share stock price and may help generate investor interest in the Company;

    (b) it believes this action may help attract additional investment in the Company; and

    (c) it believes this action is the next logical step in the process of restructuring the Company to align the Company's outstanding shares of capital stock with the Company's anticipated post-Reverse Merger financial condition and operations to provide an opportunity for potential realization of shareholder value, which would otherwise be subject to the dilutive effects of the Company's capital structure.

    In approving the proposal authorizing the Reverse Split, the Company's Board of Directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Company's Board of Directors believes that most investment funds are reluctant to invest in lower priced stocks.

    THERE ARE RISKS ASSOCIATED WITH THE REVERSE SPLIT, INCLUDING
THAT THE REVERSE SPLIT MAY NOT RESULT IN A PROPORTIONAL INCREASE IN THE PER SHARE PRICE OF THE COMPANY'S COMMON STOCK OR THAT ANY INCREASE IN THE PER SHARE PRICE OF THE COMPANY'S COMMON STOCK WILL NOT BE SUSTAINED.

    The Company cannot predict whether the Reverse Split will increase the market price for the Company's common stock. The history of similar Reverse Splits for companies in like circumstances is varied. There can be no assurance that:

    * the market price per share of the Company's common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Company's common stock outstanding before the Reverse Split; or

    * the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

    The market price of the Company's common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. When the Reverse Split is effected if the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

Procedure for Effecting Reverse Split

    Upon the filing of the Certificate of Amendment to the Company's Articles of Incorporation, the Reverse Split will be effected simultaneously for all of the Company's common stock and the exchange ratio of four for one will be the same for all of our common stock. The Reverse Split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of the Company's stockholders becoming otherwise entitled to a fractional share. Common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split will not affect our continuing to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

    Based on outstanding stock information as of the record date, after the Capital Change, and immediately after completion of the Reverse Split, before issuing the additional exchange shares in connection with the Reverse Merger acquisition of the MedPro capital stock as provided in the Agreement and Plan of Merger, the Company will have outstanding approximately 1,396,000 shares of common stock and approximately 88,604,000 shares of authorized but unissued shares of common stock.

    The Reverse Split will become effective on the Effective
Date. Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

    No fractional shares will be issued in connection with the reverse split. Shareholders who would otherwise be entitled to receive fractional shares as a result of the reverse split will have the number of New Shares to which they are entitled rounded up to the nearest whole number of shares. No shareholders will receive cash in lieu of fractional shares.

Accounting Matters

    The Reverse Split will not affect total stockholders' equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the Effective Date, the components that make up total stockholders' equity will change by offsetting amounts. The stated capital component will be reduced to one fourth (1/4) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods' per share amounts will be restated to reflect the Reverse Split.

Anti-Takeover Effect

    Although an increase in the number of unissued authorized shares available to be issued will result from the Reverse Split (+ 4,188,000 shares) the concurrent Capital Change will result in fewer authorized, unissued shares available to be issued (- 10,000,000 shares) The result of both will be a net decrease in the number of authorized, unissued shares available to be issued (-5,812,000). While inapplicable here, an effective increase in the number of authorized, unissued shares, under certain circumstances, could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). The Reverse Split is not accordingly being proposed in response to any effort of which the Company is aware to accumulate shares of the Company's common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the changes contemplated by the Articles of Amendment, which do not interpose any anti-takeover effects, our Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Tax Matters

    The following is a summary of certain material federal income tax consequences of the Reverse Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split. It is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split.

    No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the new shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split. Our view regarding the tax consequence of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder's own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Split.

SHAREHOLDERS MAY, BUT NEED NOT, EXCHANGE THEIR CERTIFICATES TO REFLECT THE REVERSE SPLIT.

Purpose and Effect of Capital Change

General
---------

         The effect of the Capital Change will be to reduce the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 90,000,000 (the "Common Stock Change") and to initially authorize the issuance of 10,000,000 shares of preferred stock
(the "Preferred Stock Authorization"). Currently, the Company was not previously authorized to issue preferred stock.

Common Stock Change
-------------------

    The net number of shares of authorized, unissued shares of Common Stock that will be available as a result of the Reverse Split and after the Capital Change, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The Articles of Amendment and the consequent decrease in the number of shares of authorized Common Stock will not alter the current number of issued shares except to the extent of the Reverse Split. The relative rights and limitations of the shares of our Common Stock will remain unchanged under the Articles of Amendment.

    As of August 31, 2007, a total of 5,584,000 (pre-reverse split); or 1,396,000 (post-reverse split) shares of the Company's currently authorized 100,000,000 shares of Common Stock were issued and outstanding. After effectiveness of the Articles of Amendment, the Company's authorized Common Stock will be reduced to 90,000,000 shares, of which approximately 11,878,628 shares of unissued Common Stock will be reserved for exchange with the MedPro stockholders in the Reverse Merger transaction; and 35,556,416 shares of unissued Common Stock will be reserved for issuance upon the exercise of all of the anticipated rights to receive shares of Common Stock issued in our Private Placement of up to 6,668,230 Units comprised of newly authorized Series A Convertible Preferred Stock and Common Stock Purchase Warrants. Accordingly, absent a further capital change, not now contemplated, the Company will have approximately 41,168,956 shares of authorized, unreserved and unissued Common Stock available to be issued in the future. The share numbers specified in this paragraph, unless otherwise noted, give effect to the Reverse Split.

The Board expects that in the future the Company will either publicly offer or privately place shares of its Common Stock to raise funds to finance the expansion of its operations, including stock based acquisitions of businesses or assets. Except for the potential issuance of reserved shares specified in the previous paragraph, there are no present discussions, understandings or arrangements regarding further issuance or sale of any shares of Common Stock. However, it is likely that any future financing or acquisition will require the Company to sell shares of its Common Stock. The Company believes that despite the Capital Change reducing its authorized Common Stock from 100,000,000 to 90,000,000,shares, the Company will continue to have the flexibility of having an adequate number of authorized but unissued shares of Common Stock available for future financing requirements and other corporate purposes, such as stock dividends or splits, mergers, or future incentive programs, without the expense or delay attendant in seeking stockholder approval at any special or annual meeting. The
Articles of Amendment does not significantly reduce the number of unreserved, authorized, unissued shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

    Holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company. Accordingly, the issuance of additional shares of Common Stock in the Reverse Merger acquisition or in response to exercise of rights to receive additional Common

Stock issued in the Private Placement will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and, depending upon the circumstances, may have a dilutive effect on book value, earnings per share, voting power and other interests of existing stockholders.

    The substantial number of authorized, unissued, unreserved shares of Common Stock that will continue to be available for issuance, and the subsequent issuance of such shares, could also have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a further change in control of the Company more difficult, and therefore less likely.

Principal Effects of Preferred Stock Authorization

    The Capital Change will create 10,000,000 authorized shares of "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights, and features of which are determined by the Board upon issuance. The authorization of such blank check preferred will permit the Board to authorize and issue preferred stock from time to time in one or more series. The Board will be expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock, to fix the number of such shares and to change the number of such shares constituting any series and to provide for the voting powers designations, preferences and relative, participating, optional or other special rights, qualifications limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any such series of the preferred stock, in each case without any further action or vote by the stockholders. The Board will be required to make any determination to issue further authorized shares of preferred stock based on its judgment regarding the best interests of the Company and its stockholders.

    The Board believes that the Capital Change preferred stock authorization will provide the Company with increased financial flexibility in meeting its present and future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with flexible features as determined by the Board for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

    Any issuance of preferred stock with voting rights, could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or additional convertible preferred stock could be issued, or rights to purchase such shares could be issued to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of potential benefits that could result from such an attempt.
Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

Exchange of Stock Certificates

    As soon as practicable after the Effective Date, shareholders of record on the Effective Date will be furnished with the necessary materials and instructions for the surrender and exchange of their certificates representing shares of Common Stock. Shareholders may, but need not, surrender and exchange their certificates representing shares of existing Common Stock.

SHAREHOLDERSSHOULD NOT SUBMIT ANY STOCK CERTIFICATES TO THE COMPANY OR THE COMPANY'STRANSFER AGENT UNTIL REQUESTED TO DO SO.

 No service charge will be payable by shareholders in connection with the exchange of certificates as all costs will be borne by the Company.

Absence of Dissenters' Rights

    Under the provisions of the applicable Private Corporations law,1 Nevada Revised Statutes, and under our Articles of Incorporation, shareholders are not provided with dissenters' rights or rights of appraisal in connection with the Articles of Amendment.


===================================================================




                                 By Order of the Board of Directors:

                                 DentalServ.Com

                                 By: /s/ Lawrence Chimerine
                                     ---------------------------------
                                     Lawrence Chimerine, President and
                                     Chief Executive Officer
September 7, 2007

                              EXHIBIT A

=================================================================


                       Articles of Amendment
                                of
                    Articles of Incorporation
                                of
                          DENTALSERV.COM


























=================================================================

                        STATE OF NEVADA

                     ARTICLES OF AMENDMENT

                              OF

                   ARTICLES OF INCORPORATION

                              OF

                         DENTALSERV.COM

DENTALSERV.COM, a Nevada corporation (the "Corporation"), does hereby certify that:

First:   That the Board of Directors of DentalServ.Com  (the
"Corporation") by unanimous written consent dated as of August 13, 2007, adopted resolutions setting forth proposed amendments to the Articles of Incorporation of the Corporation as hereinafter amended, declaring such amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

Resolved, that the Articles of Incorporation of the Corporation be amended by changing Article I so that, as amended, said Article shall be and read as follows:

         ARTICLE I   NAME

 The name of this corporation is: "MEDPRO SAFETY PRODUCTS, INC."

Resolved, that the Articles of Incorporation of the Corporation be amended by changing Article VI so that, as amended, said Article shall be and read as follows:

         ARTICLE VI    AUTHORIZED CAPITAL STOCK

         (a) The total number of shares which the Corporation shall have authority to issue is One Hundred Million (100,000,000), consisting of Ninety Million (90,000,000) shares of Common Stock, par value $0.001 per share, (hereafter called the "Common Stock"), and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share, (hereinafter called the "Preferred Stock")

         (b) As of 5:00 PM, Eastern Standard time, on the date on which this Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada (the "Effective Time"), each four (4) outstanding shares of common stock, par value $.001 per share ("Old Common Stock"), without further action on the part of the Corporation or any of the stockholders, shall automatically be changed into one (1) share of Common
Stock (the "New Common Stock") (referred to herein as the
"Reverse Split"). At the Effective Time, as a result of the Reverse Split, each holder of Old Common Stock shall automatically become the holder of one share of New Common Stock for every four shares of Old Common Stock held by such holder prior thereto. Further, at the Effective Time, each certificate formerly representing a stated number of shares of Old Common Stock shall, as a result of the Reverse Split, represent one share of New Common Stock for each four shares of Old Common Stock represented immediately prior to the Reverse Split.

         (c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

         (b) As of 5:00 PM, Eastern Standard time, on the date on which this Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each 13 outstanding shares of common stock, par value $.001 per share ("Old Common Stock"), without further action on the part of the Corporation or any of the stockholders, shall automatically be changed into one share of Common Stock (the "New Common Stock") (referred to herein as the "Reverse Split"). At the Effective Time, as a result of the Reverse Split, each holder of Old Common Stock shall automatically become the holder of one share of New Common Stock for every 13 shares of Old Common Stock held by such holder prior thereto. Further, at the Effective Time, each certificate formerly representing a stated number of shares of Old Common Stock shall as a result of the Reverse Split represent one share of New Common Stock for each 13 shares of Old Common Stock represented immediately prior to the Reverse Split.

      (c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the "Board"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuance of such series of Preferred Stock.

All stock when issued will be deemed fully paid and non-assessable. No cumulative voting, on any matter to which shareholders will be entitled to vote, will be allowed for any purpose

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors will, from time to time determine. Stockholders will not have pre-emptive rights to acquire unissued shares of the stock of this corporation."

Second: That thereafter, pursuant to Section 78.320 of the Private Corporations law, Nevada Revised Statutes, written consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of Sections 78.1955, 78.2055, 78.315 & 78.320 of the Private Corporations law, Nevada Revised Statutes.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.


                        By: /s/ Lawerence Chimerine
                            ----------------------------
                        Name: Lawrence Chimerine, President, CEO
                             -----------------------------------
                              (Authorized Officer)











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